UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022 (January 5, 2022)

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 South Cochran Avenue

Los Angeles, CA 90019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

VPC Impact Acquisition Holdings III, Inc.

150 North Riverside Plaza, Suite 5200

Chicago, IL 60606

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The Business Combination

On January 5, 2022 (the “Closing Date”), Dave Inc., a Delaware corporation (f/k/a VPC Impact Acquisition Holdings III, Inc.), consummated the previously announced transaction (pursuant to that certain Agreement and Plan of Merger, dated June 7, 2021 (the “Business Combination Agreement”), by and among Dave Inc. (prior to the Mergers (as defined below), hereinafter referred to as “Legacy Dave”), VPC Impact Acquisition Holdings III, Inc., a Delaware corporation (“VPCC”), Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned subsidiary of VPCC (“First Merger Sub”), and Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of VPCC (“Second Merger Sub” and together with the First Merger Sub, the “Merger Subs”).

On January 5, 2022, pursuant to the Business Combination Agreement and described in the section titled “The Business Combination and the Merger Agreement” beginning on page 116 of the final prospectus and definitive proxy statement, dated December 9, 2021 (together with supplements subsequently filed with the Securities and Exchange Commission, the “Proxy Statement/Prospectus”), First Merger Sub merged with and into Legacy Dave (the “First Merger”), with Legacy Dave surviving the First Merger as a wholly owned subsidiary of VPCC (such company, in its capacity as the surviving corporation of the First Merger, the “Surviving Corporation”), immediately followed by the Surviving Corporation merging with and into Second Merger Sub (the “Second Merger,” the Second Merger together with the First Merger, the “Mergers” and the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination” or the “Transactions”), with Second Merger Sub (such entity, following the Second Merger, the “Surviving Entity”) surviving the Second Merger as a wholly owned subsidiary of VPCC (VPCC following such Mergers, hereinafter referred to as the “Company” or “Dave”). Following the Mergers, “VPC Impact Acquisition Holdings III, Inc.” was renamed “Dave Inc.” and the Surviving Entity was renamed “Dave Operating LLC”.

Prior to the closing of the Mergers (the “Closing”), Legacy Dave caused the following transactions (collectively referred to as the “Recapitalization”) to occur:

•

each share of Legacy Dave preferred stock that was issued and outstanding immediately prior to the effective time of the First Merger (the “Effective Time”) was automatically converted into a number of shares of Legacy Dave common stock, par value $0.00001 per share (“Legacy Dave Common Stock”), at their respective conversion ratios;

•

a dual-class common stock structure was implemented consisting of (x) Class A common stock, par value $0.00001 per share (the “Legacy Dave Class A Common Stock”) and (y) Class V common stock, par value $0.00001 per share (the “Legacy Dave Class V Common Stock” and, collectively with the Dave Class A Common Stock (including any vested shares of Legacy Dave’s restricted shares granted pursuant to the 2017 Stock Plan of Dave, as amended (the “Legacy Dave Stock Plan”), that was adopted in October 2017 (the “Legacy Dave Restricted Stock”), the “Legacy Dave Capital Stock”);

•	each authorized share of the Legacy Dave Common Stock was automatically converted into one share of Legacy Dave Class A Common Stock; and

•

immediately thereafter, each share of Legacy Dave Class A Common Stock held by Jason Wilk, the Chief Executive Officer and Co-Founder of Legacy Dave (“Mr. Wilk”), as of immediately prior to the consummation of the Recapitalization was converted into one share of Legacy Dave Class V Common Stock.

On January 5, 2022, the holders of (a) Legacy Dave Capital Stock and (b) Legacy Dave’s options to purchase Legacy Dave Capital Stock pursuant to the Legacy Dave Stock Plan (the “Legacy Dave Options”), received aggregate merger consideration with an implied value of $3,500,000,000 (the “Equity Value”), consisting of a number of shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and shares of Class V common stock of the Company, par value $0.0001 per share (the “Class V Common Stock”, and together with the Class A Common Stock, the “Common Stock”), with each deemed to have a value of $10.00 per share, equal to the Equity Value divided by $10.00 (such aggregate merger consideration, the “Aggregate Stock Consideration”).

Pursuant to the Business Combination Agreement, (a) each share of Legacy Dave Class A Common Stock was cancelled and automatically converted into the right to receive a number of shares of newly issued Class A Common Stock, equal to an exchange ratio (the “Per Share Stock Consideration”) determined by dividing the Aggregate Stock Consideration by the sum of (without duplication): (i) the aggregate number of shares of Legacy Dave Capital Stock outstanding immediately prior to the Effective Time (including all shares of Legacy Dave Restricted Stock, whether vested or unvested); (ii) the aggregate number of shares of Legacy Dave Capital Stock that were issuable upon the exercise or settlement of all Legacy Dave Options that were unexpired, issued, outstanding and vested as of immediately prior to the Effective Time (assuming, for purposes of this calculation, that all such Legacy Dave Options are exercised on a net exercise basis based on the assumption, solely for purposes of this calculation, that the fair market value of each share underlying such Legacy Dave Options equaled (x) the Per Share Stock Consideration multiplied by (y) ten dollars ($10.00)); and (iii) the aggregate number of shares of Legacy Dave Capital Stock that were issuable upon the exercise or settlement of all Legacy Dave Warrants that were unexpired, issued, outstanding and vested as of immediately prior to the Effective Time (assuming, for purposes of this calculation, that all such Dave Warrants were vested and exercised on a net exercise basis based on the assumption, solely for purposes of this calculation, that the fair market value of each share underlying such Dave Warrants equaled the (x) Per Share Dave Stock Consideration multiplied by (y) ten dollars ($10.00)) (the “Legacy Dave Stock Adjusted Fully Diluted Shares”) and (b) each share of Legacy Dave Class V Common Stock was cancelled and automatically converted into the right to receive a number of shares of newly authorized and issued Class V Common Stock, equal to the Per Share Dave Stock Consideration.

Each Legacy Dave Option that was outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) was automatically assumed by VPCC and converted into an option to acquire an adjusted number of shares of Class A Common Stock (pursuant to a ratio based on the Per Share Stock Consideration) (each such resulting option, a “Rollover Option”) at an adjusted exercise price per share and will continue to be governed by substantially the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy Dave Option, except to the extent such terms or conditions are rendered inoperative by the Transactions or such other immaterial administrative or ministerial changes as the parties to the Business Combination Agreement may determine are appropriate to effectuate the administration of the Rollover Options. The shares of Legacy Dave Common Stock issuable upon the exercise of Legacy Dave Options that were outstanding, unexercised and unvested immediately prior to the Effective Time (such options, the “Unvested Legacy Dave Options”) were not included in the calculation of the “Legacy Dave Stock Adjusted Fully Diluted Shares” for purposes of the calculation of the Per Share Stock Consideration, and the shares of Class A Common Stock issuable upon the exercise of Rollover Options at the Effective Time representing Unvested Dave Options (such shares, “Unvested Rollover Option Shares”) were not considered a part of the Aggregate Stock Consideration. The Unvested Rollover Option Shares reduced the shares of Class A Common Stock initially available for issuance under the new equity incentive plan that the Company adopted at Closing.

Each award of Legacy Dave Restricted Stock that was outstanding and unvested prior to the Effective Time was automatically assumed by the Company and converted into an award of restricted stock with respect to an adjusted number of shares of Class A Common Stock (pursuant to a ratio based on the Per Share Stock Consideration) (the “Rollover Restricted Stock”) and will continue to be governed by substantially the same terms and conditions (including vesting terms) as were applicable to the corresponding Legacy Dave Restricted Stock, except to the extent such terms or conditions were rendered inoperative by the Transactions or such other immaterial administrative or ministerial changes.

Each warrant to purchase shares of Dave Capital Stock (“Legacy Dave Warrants”) that was outstanding and unexercised prior to the Effective Time was automatically terminated in accordance with the terms of the applicable Legacy Dave Warrant and is of no further force or effect.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Investment

Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which, and on the terms and subject to the conditions of which, the PIPE Investors agreed to purchase an aggregate of 21,000,000 shares of Class A Common Stock in a private placement for $10.00 per share (the “PIPE Investment”). On August 17, 2021, one of the PIPE Investors entered into an amendment to the Subscription Agreement to allow such PIPE Investor to pre-fund its $15,000,000 obligation under the Subscription Agreement in exchange for a promissory note in the principal amount of $15,000,000 convertible into 1,500,000 shares of Class A Common Stock at Closing.

Item 2.01 of this Current Report on Form 8-K discusses the Closing and various other transactions contemplated by the Business Combination Agreement and is incorporated herein by reference.

Unless the context otherwise requires, references in this Current Report on Form 8-K to “we,” “us,” “our” and the “Company” refer to Dave Inc. and its subsidiaries after the Closing.

Item 1.01	Entry Into A Material Definitive Agreement.

Investor Rights Agreement

The Company, VPC Impact Acquisition Holdings Sponsor III, LLC (the “Sponsor”), Janet Kloppenburg, Peter Offenhauser and Kurt Summers (collectively, the “Prior Independent Directors”, and together with the Sponsor, the “Founder Holders”), and certain holders of Legacy Dave Capital Stock, in each case who received Common Stock pursuant to the Business Combination Agreement, entered into an investor rights agreement (the “Investor Rights Agreement”) in respect of the shares of Common Stock held by the Founder Holders and such Legacy Dave stockholders following the Closing. Pursuant to the Investor Rights Agreement, among other things, such holders and their permitted transferees are entitled to certain customary registration rights, including, among other things, demand, shelf and piggy-back rights, subject to cut-back provisions. Pursuant to the Investor Rights Agreement, the Founder Holders and such Dave Stockholders agree that they will not sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock, shares of Class V Common Stock or other securities exercisable therefor (as applicable), other than in connection with certain permitted transfers specified in the Investor Rights Agreement, for (i) in respect of the Legacy Dave stockholders, six months following the Closing (the “Dave Stockholders Lock-Up”) or (ii) in respect of the Founder Holders, the earlier of (x) 12 months following the Closing, (y) the date, which is on or after the 150-day anniversary of the Closing Date on which the Class A Common Stock achieves a trading price of at least $12.00 (as such trading price may be adjusted for any dividend, subdivision, stock split or similar event, and as determined by reference to the volume-weighted average price achieved for at least 20 trading days within any 30 consecutive trading days) for any 30-trading day period commencing on or after the 150-day anniversary of the Closing, and (z) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction resulting in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Holders Lock-Up”).

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Repurchase Agreement

Concurrently with the execution of the Business Combination Agreement, VPCC, Legacy Dave, Mr. Wilk and Kyle Beilman, the Chief Financial Officer of Legacy Dave (“Mr. Beilman” and together with Mr. Wilk, the “Selling Holders”), entered into the Repurchase Agreement, pursuant to which, among other things, VPCC agreed to repurchase a certain number of shares of Common Stock from the Selling Holders (including shares of Class V Common Stock issued to Mr. Wilk in connection with the Transactions), at a purchase price of $10.00 per share, on the business day immediately following the effective time of the Second Merger (the “Repurchase”). The Repurchase was contingent on the amount of cash held in the Company’s trust account (the “Trust Account”) following (i) the election of eligible holders of shares of VPCC’s Class A common stock, par value $0.0001 per share, which were issued in VPCC’s initial public offering (the “VPCC Class A Common Stock”) to redeem all or a portion of those shares held by such holder at a per-share price, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to Closing divided by the number of outstanding shares of VPCC Class A Common Stock (the “Share Redemption”), plus (ii) the amount of funds available outside of the Trust Account at the Closing, plus (iii) the proceeds of the PIPE Investment being in excess of $300 million (the “Available Cash”). Because the Available Cash was less than $300 million, the Repurchase did not occur. Mr. Wilk is one of the Company’s current directors and is the Chief Executive Officer, and Kyle Beilman is the Chief Financial Officer of the Company.

Indemnification Agreements

The Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”), which became effective upon the completion of the Business Combination, contains provisions limiting the liability of directors, and the amended and restated bylaws (the “Bylaws,” and together with the Amended and Restated Certificate of Incorporation, the “Organizational Documents”), which became effective upon the completion of the Business Combination, provide that the Company will indemnify each of its directors to the fullest extent permitted under Delaware law. The Organizational Documents also provide Dave’s Board of Directors (the “Board”) with discretion to indemnify officers and employees when determined appropriate by the Board.

Dave has entered into new indemnification agreements with all of its directors and executive officers and certain other key employees. The indemnification agreements provide that Dave will indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of Dave’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law and the Organizational Documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Dave will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee. For more information regarding these indemnification agreements, see the section titled “Management After the Business Combination—Limitation on Liability and Indemnification of Officers and Directors” in the Proxy Statement/Prospectus.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1, the full text of the Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2, each of which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section titled “VPCC Proposals—Proposal No. 1—The Business Combination Proposal,” which is incorporated herein by reference.

The Business Combination Agreement and the Business Combination was approved by the Company’s stockholders at a special meeting of the Company’s stockholders held on January 4, 2022 (the “Special Meeting”). On January 5, 2022, the parties to the Business Combination Agreement consummated the Business Combination.

Prior to the Special Meeting, holders of 22,417,767 shares of the VPCC Class A Common Stock exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of approximately $224,195,436. The per share redemption price of $10.00 for public stockholders electing redemption was paid out of the Company’s Trust Account, which after taking into account the Share Redemption, had a balance immediately prior to the Closing of approximately $29,590,655.

Prior to the Business Combination, the VPCC’s units, VPCC Class A Common Stock and public warrants were traded on The New York Stock Exchange (“NYSE”) under the ticker symbols “VPCC.U,” “VPCC” and “VPCC WS,” respectively. The Company’s units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from any stock exchange. On December 20, 2021, we provided NYSE with our intention to delist VPCC’s securities from NYSE and on January 5, 2022, as a result of the Business Combination, VPCC’s securities were delisted from the NYSE.

Immediately after giving effect to the Business Combination (including as a result of the redemptions described above, the conversion of 5,392,528 outstanding Founder Shares into shares of Class A Common Stock on a one-for-one basis and the issuance of an additional 21,000,000 shares of Class A Common Stock in the PIPE Investment as described in Item 3.02 below), there were 372,000,732 shares of Common Stock, including 323,550,093 shares of Class A Common Stock and 48,450,639 shares of Class V Common Stock, issued and outstanding and warrants to purchase 11,444,364 shares of Class A Common Stock of the Company (“Warrants”) issued and outstanding. Upon the Closing, the Class A Common Stock and Warrants began trading on the Nasdaq Capital Market under the symbols “DAVE” and “DAVEW,” respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the Company after the Company’s acquisition of Legacy Dave in connection with the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Dave’s or Dave’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:

•	the benefits of the Business Combination;

•	the Company’s financial performance following the Business Combination;

•	the Company’s strategy, future operations, projected capital resources and financial position, estimated revenues and losses, projected costs and capital expenditures, prospects and plans;

•	projections of market growth and size;

•	expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to maintain the listing of Class A Common Stock on Nasdaq;

•	the risk that the Business Combination disrupts current plans and operations of Legacy Dave;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to manage its growth following the Business Combination;

•	the ability of the Company to protect intellectual property and trade secrets;

•	changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business;

•	the ability to attract or maintain a qualified workforce;

•	level of product service failures that could lead the Company’s members (“Members”) to use competitors’ services;

•	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;

•	costs related to the Business Combination;

•	the effects of the COVID-19 pandemic on the Company’s business;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described under the section titled “Risk Factors” of the Proxy Statement/Prospectus.

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information About Dave” beginning on page 209, and that information is incorporated herein by reference.

Properties

Dave’s headquarters are located in Los Angeles, California. The Company maintains approximately 25,600 square feet of general office space in West Hollywood, California pursuant to a sublease, as well as a sublease and lease agreements for approximately 3,500 and 5,300 square feet, respectively, located in Los Angeles, California, the sublease for the West Hollywood property is scheduled to expire in January 2023 and the sublease and lease for the Los Angeles space are scheduled to expire in October 2023 and December 2025, respectively.

The foregoing descriptions of the lease agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the form of agreements, copies of which are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 45, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of the Financial Condition and Results of Operations of Legacy Dave for the periods ended September 30, 2021 and 2020 and the years ended December 31, 2020 and 2019 is included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Dave” beginning on page 224 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

The quantitative and qualitative disclosures about market risk to which the Company is exposed are described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination—Quantitative and Qualitative Disclosures about Market Risk” beginning on page 246 and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Common Stock following the consummation of the Business Combination and the PIPE Investment on January 5, 2022 by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock is based on 372,000,732 shares of Common Stock outstanding as of the Closing Date, comprised of 323,550,093 shares of Class A Common Stock and 48,450,639 shares of Class V Common Stock outstanding as of the Closing Date. Shares of Common Stock that may be acquired by an individual or group within 60 days of the Closing Date pursuant to the exercise of options or warrants that are currently exercisable or exercisable within 60 days of the Closing Date are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Unless otherwise indicated, the address for each Dave stockholder listed is: 1265 South Cochran Avenue, Los Angeles, California 90019.

Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	%	Number of shares of Class V Common Stock	%	% of Total Voting Power **
Five Percent Holders
Norwest Venture Partners XIV, LP(1)	18,645,614	5.8%	—	—	2.3%
Paras Chitrakar	31,802,210	9.5%	—	—	3.9%
Section 32 Fund 1, LP(2)	98,114,926	30.3%	—	—	12.1%
Current Directors and Named Executive Officers
Jason Wilk	—	—	48,450,639	100%	60.0%
Kyle Beilman(3)	3,430,338	1.1%	—	—	*
Brendan Carroll	—	—	—	—	—
Andrea Mitchell	—	—	—	—	—
Charles “Skip” Paul(4)	16,100,524	5.0%	—	—	2.0%
Dan Preston(5)	772,000	*	—	—	*
All Directors and Executive Officers as a Group (six individuals)	20,302,862	6.3%	48,450,639	100%	62.5%

*	Less than one percent.
(1)

The general partner of Norwest Venture Partners XIV, L.P. is Genesis VC Partners XIV, LLC. The managing member of Genesis VC Partners XIV, LLC is NVP Associates, LLC. Promod Haque, Jeffrey Crowe and Jon Kossow are co-chief executive officers of NVP Associates, LLC. Each of these individuals has shared voting and investment power over the shares held by Norwest Venture Partners XIV, L.P. The address of Norwest Venture Partners XI, L.P. is 525 University Avenue, Suite 800, Palo Alto, CA 94301-1922

(2)

The general partner of Section 32 Fund 1, LP is Section 32 GP 1, LLC. The general partner of Section 32 Fund 1, LP, may be deemed to have voting and dispositive power over the shares held by Section 32 Fund 1, LP. Investment decisions with respect to the shares held by Section 32 Fund 1, LP are made by the managing member of Section 32 GP 1, LLC, William J. Maris, and, therefore, Mr. Maris may be deemed to be the beneficial ownership of all shares held by Section 32 Fund 1, LP. The address for all entities and individuals affiliated with Section 32 Fund 1, LP is 171 Main St. #671, Los Altos, CA 94022.

(3)	Consists of (a) 2,489,980 shares of Class A Common Stock and (b) 940,358 shares of Class A Common Stock issuable upon exercise of options within 60 days of the Closing Date.
(4)	Includes 15,328,524 shares held by the Charles S. Paul Living Trust. As trustee, Mr. Paul may be deemed to have voting and dispositive power over the shares held by the Charles S. Paul Living Trust.
(5)	Consists of 772,000 shares of Class A Common Stock issuable upon exercise of options within 60 days of the Closing Date.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 262 and that information is incorporated herein by reference.

Board Composition

As previously disclosed, at the Special Meeting, on January 4, 2022, Jason Wilk, Brendan Carroll, Andrea Mitchell, Charles “Skip” Paul and Dan Preston were elected by the Company’s stockholders to serve as directors effective immediately upon the Closing. Upon the Closing, John Martin, Peter Offenhauser, Kurt Summers and Janet Kloppenburg resigned as directors of VPCC.

In addition, Charles “Skip” Paul was appointed to serve as a Class I director, with his term expiring at the Company’s first annual meeting of stockholders following the Closing; Dan Preston and Andrea Mitchell were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Jason Wilk and Brendan Carroll were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” which information is incorporated herein by reference.

Director Independence

The Board has determined that each of the directors on the Board other than Jason Wilk and Andrea Mitchell qualify as independent directors, as defined under Nasdaq listing rules and the Board consists of a majority of “independent directors” as defined under the Nasdaq listing rules.

As a “controlled company” within the meaning of the Nasdaq corporate governance standards, however, the Company may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that a majority of the board of directors consist of independent directors and that the nominating and governance committee and compensation committee be composed entirely of independent directors. These requirements will not apply to the Company as long as it remains a controlled company. Based on the “controlled company” exemption, the Company’s Nominating and Corporate Governance Committee and Compensation Committee will initially be composed of independent and non-independent directors.

Committees of the Board of Directors

Effective upon the Closing, the standing committees of the Board consist of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Upon the Closing, the Board appointed Brendan Carroll, Dan Preston and Skip Paul to serve on the Audit Committee, with Brendan Carroll to serve as chairperson. The Board appointed Dan Preston and Andrea Mitchell to serve on the Compensation Committee, with Dan Preston to serve as chairperson. The Board appointed Brendan Carroll and Andrea Mitchell to serve on the Nominating and Corporate Governance Committee.

Executive Officers

Effective as of the Closing, each of Brendan Carroll and Gordon Watson, resigned as the co-Chief Executive Officers of the Company, respectively. Effective as of the Closing, Carly Altieri resigned as the Chief Financial Officer of the Company. Effective as of the Closing, the Board appointed Jason Wilk to serve as Chairman of the Board and Chief Executive Officer, Brendan Carroll to serve as the lead independent director, and Kyle Beilman to serve as Chief Financial Officer and Secretary. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” which information is incorporated herein by reference.

Director Compensation

Currently, the Company does not have a policy or program for the compensation of its non-employee directors. The Board intends to adopt an outside director compensation policy (the “Policy”), which will set forth the terms upon which non-employee directors will be compensated for their service on the Board consistent with market-standard practices.

Executive Compensation

Throughout this section, unless otherwise noted, “we,” “us,” “our,” “Dave” and similar terms refer to Legacy Dave prior to the consummation of the Business Combination, and to the Company and its subsidiaries after the Business Combination.

This section discusses the material components of the executive compensation program for Dave’s named executive officers who appear in the “2021 Summary Compensation Table” below. In 2021, the “named executive officers” and their positions with Dave were as follows:

•	Jason Wilk: Chief Executive Officer

•	Kyle Beilman: Chief Financial Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for each of the last two or fewer fiscal years during which such individuals were determined to be named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Jason Wilk	2021	$384,719	—	(4)	—	$10,508,000	—	$13,654	(5)	$10,906,373
Chief Executive Officer	2020	$311,538	$42,750	(3)	—	—	$92,250	—		$446,538

Kyle Beilman	2021	$371,154	—	(4)	—	—	—	$14,231	(5)	$385,385
Chief Financial Officer	2020	$311,538	$21,375	(3)	—	$453,154	$46,125	—		$832,192

(1)

Stock awards and option awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense for 2021 and 2020, please see Note 14 of the Dave financial statements for the nine months ended September 30, 2021 and Note 1 of the Dave financial statements for the year ended December 31, 2020, respectively.

(2)

Represents the annual performance cash bonus that, in each case, was earned by the named executive officers for the applicable year of service based on actual performance. Actual performance for the 2020 fiscal year was achieved at 61.5% of target performance. As of the date of the filing of this Current Report on Form 8-K, the Board has not yet determined whether any bonuses will be awarded for the fiscal year ended December 31, 2021.

(3)

Actual performance for the 2020 fiscal year was achieved at 61.5% of target performance. In consideration of the challenges posed by COVID-19 during the 2020 fiscal year, the Dave board of directors determined to adjust the annual performance payout for 2020 to 90% achievement of target performance. The amounts in this column represent the difference between the amount each named executive officer earned based on actual performance over the actual annual performance payout for 2020 assuming 90% achievement of target performance.

(4)	As of the date of the filing of this Current Report on Form 8-K, the Board has not yet determined whether any bonuses will be awarded for the fiscal year ended December 31, 2021.
(5)	Represents Company matching contributions to the named executive officer’s contributions to the Company’s 401(k) plan.

Salaries

In fiscal year 2021, Mr. Wilk and Mr. Beilman received an annual base salary of $384,719 and $371,154, respectively, to compensate them for services rendered to Dave. In fiscal year 2020, each of the named executive officers received an annual base salary of $311,538 to compensate them for services rendered to Dave. The base salary payable to each of Mr. Wilk and Mr. Beilman was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Bonuses

As of the date of the filing of this Current Report on Form 8-K, the Board has not yet determined whether any bonuses will be awarded for the fiscal year ended December 31, 2021.

In fiscal year 2020, Mr. Wilk and Mr. Beilman were eligible to earn annual cash bonuses targeted at $150,000 and $75,000, respectively, based on Dave’s achievement of established performance metrics weighted in accordance with the table below.

Metrics	Target Performance	Weighting	Actual Achievement
Non-GAAP Revenue(1)	$170,000,000	50%	50.5%
Non-GAAP Gross Margin(2)	52.5%	30%	102.8%
Banking TPV	175,000,000	20%	27.2%

(1)	Non-GAAP revenue was calculated using GAAP service based revenue, adjusted for period-end revenue deferrals and processor costs associated with advance disbursements.
(2)

Non-GAAP gross margin is non-GAAP gross profit divided by non-GAAP revenues. Non-GAAP gross profit was calculated using non-GAAP revenue, less processor costs associated with the disbursement and collection of advances and the provision for unrecoverable advances, calculated using actual unrecovered amounts for historical periods and assumed default amounts for periods where advance recoveries were still anticipated.

Actual performance for the 2020 fiscal year was achieved at 61.5% of target performance. In consideration of the challenges posed by COVID-19 during the 2020 fiscal year, the Dave board of directors determined to adjust the annual performance cash bonus payout for 2020 to 90% achievement of target performance. The actual annual performance cash bonuses awarded to each named executive officer for 2020 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Equity Awards

In fiscal year 2020, Mr. Beilman received a stock option to purchase 1,050,000 shares of Legacy Dave Common Stock, which vested monthly over the 48 month-period following the vesting commencement date, subject to his continued employment through each vesting date. On March 3, 2020, Mr. Beilman exercised his stock option to purchase all 1,050,000 shares pursuant to an early exercise feature. The shares received by Mr. Beilman pursuant to the exercise of the then-unvested portion of his stock option remained subject to the same vesting conditions as applied to the stock option prior to exercise.

For additional information regarding a stock option grant made to Mr. Wilk in fiscal year 2021, please see the section below titled “Potential Payments Upon Termination or Change in Control — Wilk 2021 Option Grant” in this Current Report on Form 8-K.

Dave 2017 Stock Plan

General. Dave’s board of directors originally adopted, and Dave’s stockholders approved, the Dave Inc. 2017 Stock Plan (the “2017 Stock Plan”) in 2017. The 2017 Stock Plan provided for the grant of incentive stock options to Dave employees (and employees of any parent or subsidiary of Dave) and for the grant of non-statutory stock options, restricted stock and restricted stock purchase rights to Dave. The Legacy Dave board of directors terminated the 2017 Stock Plan, effective as of and contingent upon the Closing. Following termination of the 2017 Stock Plan, no new awards will be granted under such plan, but previously granted awards will continue to be subject to the terms and conditions of the 2017 Stock Plan and the stock award agreements pursuant to which such awards were granted.

Plan Administration. The Legacy Dave board of directors has administered the 2017 Stock Plan.

Types of Awards. The 2017 Stock Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock and restricted stock purchase rights.

Stock Options. The Legacy Dave board of directors granted stock options under the 2017 Stock Plan. The exercise price per share applicable to such options was equal to at least the fair market value per share of Legacy Dave Common Stock on the date of grant. The term of options granted under the 2017 Stock Plan did not exceed 10 years; provided, however, that any incentive stock option granted to a participant who owned more than 10% of the total combined voting power of all classes of Dave stock, or of certain of Dave’s subsidiary corporations, did not have a term in excess of five years and had an exercise price per share of at least 110% of the fair market value per share of Legacy Dave Common Stock on the grant date. Subject to the provisions of the 2017 Stock Plan, the Legacy Dave board of directors determined the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases except for a termination for cause, the option will generally remain exercisable for 90 days following the termination of service. In the event of a termination for cause, the option will immediately terminate. However, in no event may an option be exercised later than the expiration of its term.

Non-transferability of Awards. The 2017 Stock Plan generally did not allow for the transfer of awards or shares acquired pursuant to an award and only the recipient of an option may exercise such an award during his or her lifetime.

Certain Adjustments. In the event of certain corporate events or changes in Dave’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2017 Stock Plan, the Dave compensation committee will make adjustments to the number of shares reserved for issuance under the 2017 Stock Plan, the exercise prices of and number of shares subject to each outstanding stock option and the purchase prices of and number of shares subject to each other outstanding stock award.

Corporate Transaction. The 2017 Stock Plan provides that in the event of certain significant corporate transactions, including: (i) a transfer of all or substantially all of Dave’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of Dave with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of Dave’s then outstanding capital stock, each outstanding award will be treated as the Dave compensation committee determines.

Amendment or Termination. Dave’s board of directors may amend or terminate the 2017 Stock Plan at any time, provided such action does not impair the rights of any participant without his or her consent. In addition, stockholder approval must be obtained to the extent necessary and desirable to comply with applicable laws. The Legacy Dave board of directors terminated the 2017 Stock Plan, effective as of and contingent upon the Closing. Following termination of the 2017 Stock Plan, no new awards will be granted under such plan, but previously granted awards will continue to be subject to the terms and conditions of the 2017 Stock Plan and the stock award agreements pursuant to which such awards were granted.

Benefits

In 2021, Dave provided benefits to its named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in Dave’s 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised stock option or unvested stock award held by each named executive officer as of December 31, 2021.

	Option awards(1)						Stock awards(2)
Name	Grant Date		Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)(3)	Option expiration date ($)	Number of shares that have not vested (#)		Market value of shares that have not vested ($)(4)
Jason Wilk	3/3/2021		—	11,456,061	$0.72	3/2/2031	—		—
Kyle Beilman	11/14/2018	(5)	720,813	173,841	$0.04	11/13/2028
	3/3/2020	(6)					533,290	(7)	$4,252,500

(1)

All stock options listed above cover shares of Class A Common Stock following the consummation of the Business Combination and were granted under the 2017 Stock Plan. All stock options listed above are immediately exercisable upon the date of grant pursuant to an early exercise feature.

(2)

All restricted shares listed above cover shares of Class A Common Stock following the Business Combination and were issued pursuant to the early exercise of stock options granted under the 2017 Stock Plan.

(3)	This column represents the fair market value of a share of Legacy Dave Common Stock on the date of grant, as determined by the Dave board of directors.
(4)

This column represents the number of unvested restricted shares outstanding as of December 31, 2021, multiplied by $10.80, which is the per share value of Legacy Dave Common Stock as of December 31, 2021, divided by the exchange ratio of 1.354387513.

(5)

The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on July 15, 2019 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date.

(6)	Represents the date the restricted stock was issued pursuant to early exercise of stock options.
(7)

The restricted stock is subject to a 4-year vesting schedule, with 1/48th of the shares vesting on July 27, 2019 and monthly thereafter, subject to the option holder’s continuous service through each vesting date. The restricted stock was issued upon early exercise of a stock option granted on February 4, 2020. The restricted stock is also subject to acceleration in the event of a qualifying termination in connection with a change in control (as described below).

Executive Compensation Arrangements

Jason Wilk Employment Agreement

On January 3, 2022, Dave entered into an employment agreement with Dave’s Chief Executive Officer, Jason Wilk, effective January 3, 2022, pursuant to which Mr. Wilk is entitled to an annual base salary of $425,000 per year and an annual target cash incentive bonus, which shall be equal to 100% of base salary, based upon the achievement of certain objective or subjective criteria determined by the Board, the Dave compensation committee, or a delegate thereof.

Mr. Wilk is eligible to participate in Dave’s employee benefits plans maintained by Dave and generally made available to similarly situated employees. Mr. Wilk’s employment is “at-will” and may be terminated by either party at any time.

Under Mr. Wilk’s employment agreement, if Mr. Wilk’s employment is terminated by Dave without “cause” (as such term is defined in his employment agreement) and Mr. Wilk executes a release of claims, Mr. Wilk will be entitled to (i) semi-monthly continuing payments of severance pay at a rate equal to his base salary, payable over a 12 month period from the date of his termination and (ii) reimbursements equal to the portion of the monthly health premiums paid by Dave on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Wilk and his eligible dependents become ineligible for COBRA coverage.

In addition, Mr. Wilk’s employment agreement provides that if his employment is terminated by Dave without “cause” or by Mr. Wilk for “good reason” (as such terms are defined in his employment agreement) in the period beginning three months prior to and ending 12 months following a “change in control” (as defined in his employment agreement) and Mr. Wilk executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 18 months of his base salary plus one and one-half times his target annual bonus, (ii) reimbursements equal to the portion of the monthly health premiums paid by Dave on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 18 months following the date of termination and (b) the date that Mr. Wilk and his eligible dependents become ineligible for

COBRA coverage, and (iii) except with respect to the 8,458,481 stock options granted to Mr. Wilk on March 3, 2021 (which will be governed by the terms of the applicable award agreement), his outstanding unvested equity awards will vest in full.

Mr. Wilk will continue to be employed by Dave under the terms of his employment agreement with Dave.

Potential Payments Upon Termination or Change in Control

Wilk 2021 Option Grant

On March 3, 2021, Jason Wilk received a stock option grant to purchase 8,458,481 shares of Legacy Dave Class A Common Stock. Subject to the occurrence of a “public listing” or “corporation transaction” (as defined in the 2017 Stock Plan) (the “liquidity requirement”), the option will vest and become exercisable as to a particular tranche of shares set forth in the table below (i) upon the achievement of the corresponding stock price milestone as to such tranche of shares (the “milestone requirement”) and (ii) subject to his continuous employment by Dave or its successor as its Chief Executive Officer, Executive Chair or another C-suite position as an officer of Dave reporting to the board or the then-chief executive officer through the date such stock price milestone is achieved (the “service requirement”). Notwithstanding the foregoing, following a public listing of Legacy Dave Common Stock, no portion of the option may be exercised (even if vested) unless and until the date that the existing stockholders of Dave as of the date of grant are not subject to any lock up restrictions imposed in connection with such public listing and their shares are freely tradable under a registration statement, Rule 144 (without regard to volume limitations) or other exemption from registration.

A milestone requirement will only be deemed satisfied if the Dave board of directors or its delegate certifies that the stock price milestone has been achieved as of a particular date (which certification will be done within 30 days after any stock price milestone has been achieved). The achievement of a stock price milestone will also satisfy the achievement of any unachieved stock price milestone for a lower-numbered tranche. Once a stock price milestone has been achieved, it is forever deemed achieved and it cannot be achieved again.

Milestone Table
Tranche	Stock Price Milestone	Fraction of Total Shares Eligible to Vest
1	Stock Price of $7.26 or more	1/3rd
2	Stock Price of $10.89 or more	1/12th
3	Stock Price of $14.52 or more	1/12th
4	Stock Price of $18.15 or more	1/12th
5	Stock Price of $21.78 or more	1/12th
6	Stock Price of $25.41 or more	1/12th
7	Stock Price of $29.04 or more	1/12th
8	Stock Price of $32.67 or more	1/12th
9	Stock Price of $36.30 or more	1/12th

Mr. Wilk’s stock option provides that if Mr. Wilk’s employment is terminated without cause or Mr. Wilk resigns for “good reason,” the stock option will remain outstanding and exercisable in accordance with its terms until the earlier of (i) the 4-year anniversary of the termination date, (ii) March 2, 2031 or (iii) such earlier date as provided or permitted under the 2017 Stock Plan. Upon a termination of employment for any other reason (other than for cause), the stock option will terminate with respect to unvested shares subject to the stock option 90 days following the termination date (or March 2, 2031 if earlier).

Notwithstanding the foregoing, if Mr. Wilk’s employment as the Chief Executive Officer, Executive Chair or another C-suite position as an officer of Dave reporting to the Dave board of directors or the then-chief executive officer of Dave (or any successor) is terminated without cause or Mr. Wilk resigns for “good reason,” the service requirement will be deemed satisfied and the stock option (to the extent it is then outstanding and unexercised) will remain outstanding and will vest when and if the liquidity and milestone requirements are met until the earlier to occur of (i) the date that is 2 years following Mr. Wilk’s termination date or (ii) the stock option’s earlier termination. If requested by Dave, Mr. Wilk will execute a general release of claims in connection with Mr. Wilk’s termination.

“Good reason” generally includes the occurrence of the following without Mr. Wilk’s consent: (a) a decrease of more than 20% in Mr. Wilk’s total annual cash compensation (excluding any equity-related or long-term incentive compensation opportunity) other than a reduction applied equally to all executives or (b) a requirement that Mr. Wilk hold a position other than Chief Executive Officer, Executive Chair or another C-suite position as an officer reporting to the Dave board of directors or the then-chief executive officer of Dave.

For purposes of Mr. Wilk’s stock option, a “public listing” occurs when (i) Dave shares (or shares of any successor or parent company thereof) becomes publicly traded on an internationally-recognized stock exchange or (ii) a transfer or conversion of shares is made pursuant to a statutory merger or statutory consolidation of Dave with or into another corporation and the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or is otherwise publicly traded on an internationally-recognized stock exchange (as determined by the Dave board of directors). The Transactions will constitute a “public listing” and a “corporate transaction” for purposes of Mr. Wilk’s stock option.

For purposes of Mr. Wilk’s stock option, “stock price” means as of a specified date: (a) in the event of a corporate transaction, the per share consideration payable to holders of Legacy Dave Common Stock in connection with such corporate transaction based on the gross proceeds payable in such corporation transaction (as may be readjusted to reflect any additional gross proceeds distributed after the consummation of the corporate transaction); or (b) after a public listing, the per share value of Dave’s outstanding shares based on the mean of the closing prices of the shares for the 30 consecutive trading days immediately preceding such date of determination, commencing as of the trading day that is 29 trading days prior to the six month anniversary of the public listing.

Beilman Option Grants and Early Exercises

On November 14, 2018, Mr. Beilman received a stock option grant to purchase 880,140 shares of Legacy Dave Common Stock. The stock option vested 25% on July 15, 2019 and 1/48th monthly thereafter, subject to Mr. Beilman’s continuous service through each vesting date. Mr. Beilman’s stock option provides that if Mr. Beilman’s continuous service terminates, the vested portion of Mr. Beilman’s option will remain exercisable until the earliest to occur of (i) 90 days following the termination date (10 days if the termination is for cause or 12 months if the termination is due to death or disability) or (ii) November 13, 2028.

On February 4, 2020, Mr. Beilman received a stock option grant to purchase 1,050,000 shares of Legacy Dave Common Stock. The stock option vested 1/48th on July 27, 2019 and monthly thereafter, subject to Mr. Beilman’s continuous service through each vesting date. If Mr. Beilman’s employment is terminated without cause within 120 days of a change of control, then 50% of the then unvested shares subject to the stock option will immediately vest as of the date of such termination. On March 3, 2020, Mr. Beilman exercised the stock option pursuant to an early exercise feature. To the extent the stock option was unvested at the time of exercise, shares of Legacy Dave Common Stock issued to Mr. Beilman upon such exercise remain subject to the same vesting conditions as applied to the unvested portion of the stock option prior to the exercise.

2021 Equity Incentive Plan

As previously disclosed, at the Special Meeting, on January 4, 2022, the stockholders of the Company considered and approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan was previously approved, subject to stockholder approval, by the Board on January 4, 2022. The 2021 Plan became effective immediately upon the Closing.

A description of the 2021 Plan is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 5—The 2021 Equity Incentive Plan Proposal” which is incorporated herein by reference. The foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2021 Plan and the related forms of award agreements under the 2021 Plan, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

2021 Employee Stock Purchase Plan

As previously disclosed, at the Special Meeting on January 4, 2022, the stockholders of the Company considered and approved the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by the Board on January 4, 2021. The ESPP became effective immediately upon the Closing.

A description of the ESPP is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 6—The Employee Stock Purchase Plan Proposal” which is incorporated herein by reference. The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by the full text of the ESPP, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Certain Relationships and Related Transactions

Promissory Notes and Loan, Pledge and Option Agreements

In connection with early exercises of two option grants, Kyle Beilman, Dave’s Chief Financial Officer, executed two promissory notes for the exercise price in January 2018 and March 2020 in the principal amounts of $34,325 and $981,750, respectively. The notes bore interest at 2.0% and 1.53% and were to mature on March 12, 2023 and March 3, 2025 (or earlier upon certain specified events), respectively, and were secured by a pledge of certain shares held by Mr. Beilman.

In August 2019, Legacy Dave entered into loan, pledge, and option agreements with Jason Wilk, its Chief Executive Officer and Director, and Mr. Beilman in connection with loans by Legacy Dave to Mr. Wilk and Mr. Beilman related to the early exercise of stock options. Legacy Dave received Non-Recourse Promissory Notes in exchange for these loans and an option which allows Legacy Dave to acquire shares held by these stockholders. The notes were collateralized by a pledge of certain shares held by Mr. Wilk and Mr. Beilman. The entire unpaid principal balance of these loans, together with all accrued but unpaid interest, was due and payable upon the earlier of (i) August 12, 2026; (ii) a liquidity event; or (iii) upon the exercise of the call option by Legacy Dave. These loans carried a stated interest rate of 1.87%, which was compounded annually. The outstanding balance of the loans, inclusive of interest, was approximately $9.7 million, $9.6 million and $9.4 million as of September 30, 2021, December 31, 2020 and December 31, 2019, respectively.

On January 2, 2022, Legacy Dave exercised its option to repurchase the shares with respect to Mr. Wilk. On January 3, 2022, Legacy Dave exercised its option to repurchase the shares with respect to Mr. Beilman and each such promissory note was cancelled in consideration for the Repurchase, and the pledged shares were released.

Lease Agreements

In December 2018, Legacy Dave and PCJW Properties LLC (“PCJW Properties”) entered into a sublease agreement (the “PCJW Sublease”), and in January 2019, Legacy Dave and PCJW Properties entered into a net lease (the “Net Lease”), in each case for commercial office space in Los Angeles, California. Jason Wilk, a Director and Chief Executive Officer of Dave, is a partner at PCJW Properties. Monthly rent under the PCJW Sublease is approximately $5,000, subject to an annual escalation of 4%. The monthly rent under the Net Lease is approximately $19,000, subject to an annual escalation of 5%. During the years ended December 31, 2021, 2020, and 2019, Legacy Dave paid approximately $320,000, $240,000 and $305,000, respectively, under these lease agreements. The Company assumed Legacy Dave’s obligations under the Net Lease and PCJW Sublease.

This section should be read in conjunction with the information included in the Proxy Statement/Prospectus in the section titled “Certain Dave Relationships and Related Party Transactions” beginning on page 248, which is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings of the Company in the section of the Proxy Statement/Prospectus titled “Information About Dave—Legal and Regulatory Proceedings” and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, the VPCC Class A Common Stock, public warrants and units were listed on NYSE under the symbols “VPCC”,” “VPCC WS” and “VPCC.U,” respectively. The Company’s units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from any stock exchange. On December 20, 2021, we provided NYSE with our intention to delist VPCC’s securities from NYSE and on January 5, 2022, as a result of the Business Combination, VPCC’s securities were delisted from the NYSE. Upon the Closing, the Class A Common Stock and Warrants were listed on Nasdaq under the symbols “DAVE” and “DAVEW,” respectively.

The Company has not paid any cash dividends on shares of its Common Stock to date. The payment of any cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities” beginning on page 276 and is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers” which information is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section titled “Indemnification Agreements” is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note—PIPE Investment” above is incorporated into this Item 3.02 by reference. The shares of Class A Common Stock issued in the PIPE Investment have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 5, 2022, the Audit Committee of the Board dismissed WithumSmith+Brown, PC (“WithumSmith”), the Company’s independent registered public accounting firm prior to the Business Combination, effective following the completion of the Company’s audit for the year ended December 31, 2021, which consists only of the accounts of VPCC prior to the Business Combination.

The report of WithumSmith on the Company’s financial statements as of September 30, 2021, and for the period from January 14, 2021 (inception) through September 30, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from January 14, 2021 (inception) through September 30, 2021, and the subsequent period through January 5, 2022, there were no disagreements with WithumSmith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WithumSmith, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of WithumSmith’s engagement and the subsequent period through January 5, 2022.

The Company provided WithumSmith with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that WithumSmith furnish a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

On January 5, 2022, the Audit Committee of the Board approved the engagement of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. Moss Adams served as the independent registered public accounting firm of Legacy Dave prior to the Business Combination.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the sections titled “Directors and Executive Officers,” “Director Compensation,” “Executive Compensation,” “2021 Equity Incentive Plan” and “2021 Employee Stock Purchase Plan” is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Business Combination, the Company filed the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and the Company’s Amended and Restated Bylaws (the “Bylaws”) came into effect upon such filing. The material terms of the Company’s Certificate of Incorporation and Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Proposal No. 2—The Charter Amendment Proposal” beginning on page 173 and “Proposals No. 3A Through 3H—The Governance Proposals” beginning on page 178, which are incorporated by reference herein.

The disclosures set forth under the “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K are also incorporated herein by reference. Copies of the Certificate of Incorporation and the Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of the Closing, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company including the Company’s chief executive officer, chief financial officer and chief accounting officer or controller and any other persons performing similar functions.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 172, which is incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 5, 2022, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is attached as Exhibit 99.1 to the Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The consolidated financial statements of Legacy Dave as of and for the years ended December 31, 2020 and 2019 included in the Proxy Statement/Prospectus beginning on page F-69 are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Legacy Dave for the nine months ended September 30, 2021 and 2020 included in the Proxy Statement/Prospectus beginning on page F-41 are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(c)	List of Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 7, 2021, by and among VPC Impact Acquisition Holdings III, Inc., Bear Merger Company I Inc., Bear Merger Company II LLC, and Dave Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 10, 2021.)

3.1	Second Amended and Restated Certificate of Incorporation of Dave Inc.

3.2	Amended and Restated Bylaws of Dave Inc.

4.1	Specimen Warrant Certificate of the Dave Inc. (included as Exhibit B to Exhibit 4.2)

4.2	Warrant Agreement, dated March 4, 2021, between Continental Stock Transfer & Trust Company and VPCC (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Commission on March 9, 2021).

10.1	Form of Indemnification Agreement.

10.2	Investor Rights Agreement, dated as of January 5, 2022, by and among the Company, the Sponsor, Janet Kloppenburg, Peter Offenhauser and Kurt Summers, and certain holders of Legacy Dave Capital Stock.

10.3	Lease by and between PCJW Properties LLC and Legacy Dave, dated as of January 1, 2019.

10.4	Sublease by and between PCJW Properties LLC and Legacy Dave, dated as of December 1, 2018.

10.5†	2021 Equity Incentive Plan and related forms of award agreements.

10.6†	2021 Employee Stock Purchase Plan.

10.7†	Employment Agreement, dated January 3, 2022, by and between Jason Wilk and Legacy Dave.

16.1	Letter to the Securities and Exchange Commission from WithumSmith+Brown, PC, dated January 11, 2022.

21.1	List of Subsidiaries.

99.1	Press Release dated January 5, 2022.

99.2	Unaudited pro forma condensed consolidated combined financial information of Dave Inc. for the nine months ended September 30, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

†	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dave Inc.

Date: January 11, 2022	By:	/s/ Jason Wilk
Name: Jason Wilk
Title: Chief Executive Officer and Director